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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
AMBAC Indemnity Corporation:

     We consent to the use of our report dated January 31, 1996 on the consolidated financial statements of AMBAC Indemnity Corporation as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995 included in the Form 8-K of Chevy Chase Bank, F.S.B. dated September 13, 1996, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.

     Our report refers to accounting changes adopted by AMBAC Indemnity Corporation in 1993, which include the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 112, "Employers' Accounting for Postemployment Benefits."



                                                       /s/ KPMG Peat Marwick LLP

New York, New York
September 13, 1996